UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 27, 2008

IMPLANT SCIENCES CORPORATION

(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

107 Audubon Road
Wakefield, Massachusetts 01880
 (Address of Principal Executive Offices, including Zip Code)

(781) 246-0700
 (Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Definitive Material Agreement

On June 27, 2008, Implant Sciences Corporation (“Implant”) and International Brachytherapy, s.a. (“IBt”), entered into an Asset Purchase Agreement (the “Agreement”).  The Agreement provided for the purchase by IBt of the assets used in Implant’s Xenation Business, including without limitation, certain Xenation machines and related assets, including raw materials, supplies, and repair parts, together with United States Patent Number 6,060,036 (the “Patent”) and all related intellectual property, technology and know-how.  IBt granted back to Implant a perpetual, worldwide, royalty-free, exclusive license to use and/or assign certain claims in the Patent relating to Ytterbium technology.  IBt is excluded from using the Ytterbium technology.  In addition, IBt received a perpetual, worldwide, royalty-free, exclusive license to use and/or assign certain claims in the United States Patent Number 6,183,409 relating to Xenon technology.  Implant is excluded from using the Xenon technology.  The transaction was completed on July 1, 2008 and Implant received $750,000 in gross proceeds.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits

2.1
Asset Purchase Agreement between Implant Sciences Corporation and International Brachytherapy, s.a. dated June 27, 2008.
Schedules and exhibits to the agreement (each of which are identified in the agreement) are ommited in reliance on Rule 601(b)(2)
of Regulation S-K.  The Registrant hereby undertakes to furnish such schedules and exhibits to the Commission supplementally upon request.

10.1	Xenation License Agreement and related Security Agreement between Implant Sciences Corporation and International Brachytherapy, dated June 30, 2008.

10.2        Ytterbium License Agreement and related Security Agreement between Implant Sciences Corporation and International Brachytherapy,
                dated June 30, 2008.

99.1         Press Release dated July 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                           IMPLANT SCIENCES CORPORATION
                                         Date: July 9, 2008                                                  /s/ Phillip C. Thomas
                                                                                                                          President and CEO